Exhibit 21
Subsidiaries of EnPro Industries, Inc.
(as of March 4, 2011)

		% of Voting
	Place of	Securities
Consolidated Subsidiary Companies	Incorporation	Owned
EnPro Industries, Inc.	North Carolina	100
Coltec Industries Inc	Pennsylvania	100
Coltec do Brasil Productos Industriais Ltda.	Brazil	89
Coltec Finance Company Limited	United Kingdom	100
Coltec Industrial Products LLC	Delaware	100
Coltec Industries Pacific Pte Ltd	Singapore	100
EnPro India Private Limited	India	100
Link Seal Japan Ltd.	Japan	50
PSI [SEA] SDN BHD	Malaysia	50
Coltec International Services Co.	Delaware	100
Coltec do Brasil Productos Industriais Ltda.	Brazil	11
Stempro de Mexico, S. de R.L. de C.V.	Mexico	25
Compressor Products Holdings, Inc.	Delaware	100
Allwest Compressor Products ULC	Alberta, Canada	100
Compressor Services Holdings, Inc.	Delaware	100
Texflo Compressor Services, ULC	Alberta, Canada	100
Compressor Products Holdings, Limited	United Kingdom	100
Compressor Products International Ltd.	United Kingdom	100
CPI Investments Limited	United Kingdom	100
Compressor Products International Ltda.	Brazil	1
CPI Pacific Pty Limited	Australia	100
CPI-LIARD SAS	France	100
Robix Limited	United Kingdom	100
Compressor Products International Ltda.	Brazil	99
CAB Compressores Indústria e Comércio Ltda.	Brazil	100
Corrosion Control Corporation	Colorado	100
EnPro Industries Int’l Trading (Shanghai) Co., Ltd.	China	100
EnPro Hong Kong Holdings Company Limited	China	100
Garlock Sealing Technologies (Shanghai) Co., Ltd.	China	100
EnPro Corporate Management Consulting (Shanghai) Co. Ltd.	China	100
Compressor Products Int’l (Shanghai) Co., Ltd.	China	100
GGB LLC	Delaware	100
Garlock (Great Britain) Limited	United Kingdom	100
Pipeline Seal & Insulator Co. Limited	United Kingdom	100
Garlock Sealing Technologies LLC	North Carolina	100
Garlock International Inc	Delaware	100
Garlock of Canada Ltd	Ontario, Canada	100
Garlock de Mexico, S.A.	Mexico	99.9
Garlock Overseas Corporation	Delaware	100
Garlock de Mexico, S.A.	Mexico	0.1
Garlock Pty Limited	Australia	100
Garlock Valqua Japan, Inc.	Japan	49

		% of Voting
	Place of	Securities
Consolidated Subsidiary Companies	Incorporation	Owned
Garrison Litigation Management Group, Ltd.	North Carolina	100
The Anchor Packing Company	North Carolina	100
GGB Brasil Industria de Mancais E Componentes Ltda.	Brazil	0.1
GGB, Inc.	Delaware	100
EnPro Luxembourg Holding Company S.a.r.l.	Luxembourg	100
Alpha Engineering SRL	Italy	18
Compressor Products International Canada, Inc.		100
EnPro German Holding GmbH	Germany	100
GGB Heilbronn GmbH	Germany	100
GGB Kunststoff Technologie GmbH	Germany	100
Garlock GmbH	Germany	100
Compressor Products International GmbH	Germany	100
Franken Plastiks GmbH	Germany	100
PSI Products GmbH	Germany	100
GGB Slovakia s.r.o.	Slovakia	95.47
Coltec Industries France SAS	France	100
Garlock France SAS	France	100
GGB Austria GmbH	Austria	100
GGB Bearing Technology (Suzhou) Co., Ltd.	China	100
GGB Brasil Industria de Mancais E Componentes Ltda.	Brazil	99.9
GGB Italy s.r.l.	Italy	100
GGB Real Estate GmbH	Germany	100
GGB Slovakia s.r.o.	Slovakia	4.53
GGB Tristar Suisse S.A.	Switzerland	100
GGB Holdings E.U.R.L.	France	100
GGB France E.U.R.L.	France	100
HTCI Inc.	Michigan	100
QFM Sales and Services, Inc.	Delaware	100
Stemco Holdings, Inc.	Delaware	100
Stemco LP	Texas	99
Stemco Crewson LLC	Texas	20
Stemco LP	Texas	1
Stempro de Mexico, S. de R.L. de C.V.	Mexico	75
Stemco Kaiser Incorporated	Michigan	100

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